EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 1997 which appears on page 31 of the 1997 Annual Report to Shareholders of Precision Castparts Corp., which is incorporated by reference in the Precision Castparts Corp.'s Annual Report on Form 10-K/A for the year ended March 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 31 of such Annual Report on Form 10-K/A.




PRICE WATERHOUSE LLP

Portland, Oregon
December 19, 1997